                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    ISHARES SHORT-TERM NATIONAL MUNI BOND ETF (NAT0-5)
    BlackRock Short-Term Municipal Fund (BR-STMUNI)
    BlackRock Muni Intermediate Duration Fund, Inc. (MUI)
    BlackRock Municipal 2030 Target Term Trust (BTT2)
    BlackRock Municipal Income Investment Quality Trust (BAF)
    BlackRock Allocation Target Shares : Series E Portfolio (BATSE) BlackRock MuniYield Investment Quality Fund (MFT)
    BlackRock MuniHoldings Quality Fund II, Inc. (MUE)
    BlackRock MuniHoldings Quality Fund, Inc. (MUS)
    BlackRock MuniVest Fund, Inc. (MVF)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    03-29-2018
Offering Commencement:

Security Type:             BND/MUNI

Issuer State of Connecticut-General Obligation Bonds (2018 Series A) General Obligation Refunding Bonds (2018 Series B

Selling Underwriter        Loop Capital Markets, LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets
                           [_]

List of Underwriter(s)     Loop Capital Markets, Jefferies LLC, J.P. Morgan
                           Securities LLC, Morgan Stanley & Co. LLC,
                           Roosevelt & Cross, Inc., Bank of America Merrill
                           Lynch, Blaylock Van, LLC, Citigroup Global Markets
                           Inc, Goldman Sachs & Co. LLC, Janney Montgomery
                           Scott LLC, KeyBanc Capital Markets, NW Capital
                           Markets Inc, Oppenheimer & Co., PNC Capital Markets
                           LLC, Piper Jaffray & Co, Prager & Co., LLC, Raymond
                           James & Associates, Inc., RBC Capital Markets, Rice
                           Financial Products Company, Stern Brothers & Co.,
                           TD Securities (USA) LLC

TRANSACTION DETAILS

Date of Purchase           03-29-2018

Purchase Price/Share       $107.478 Total Commission, Spread or      0.4319278%
(PER SHARE / % OF PAR)     $112.396 Profit                           0.3076173%
                           $111.948
                           $111.058
                           $109.827
                           $109.652
                           $105.377

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


 1.  Aggregate Principal Amount Purchased (a+b)                   $ 45,000,000

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client purchase) $ 38,000,000

     b.  Other BlackRock Clients                                  $  7,000,000

 2.  Aggregate Principal Amount of Offering                       $526,440,000

 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                                 0.0855

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


Completed by:             Alisha Khan                       Date:   04-03-2018
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven Delaura                    Date:   04-03-2018
                          --------------------------------         ------------
                          Global Syndicate Team Member

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION
Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;

                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is
                                           an industrial development bond
                                           (as defined in section 103(c)(2)
                                           of Title 26) the interest on
                                           which is excludable from gross
                                           income under certain provisions
                                           of the Internal Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a
                                           reasonably short period of time;
                                           and

                                       (c) either

                                           (1) are subject to no greater
                                               than moderate credit risk; or

                                           (2) if the issuer of the
                                               municipal securities, or the
                                               entity supplying the revenues
                                               or other payments from which
                                               the issue is to be paid, has
                                               been in continuous operation
                                               for less than three years,
                                               including the operation of
                                               any predecessors, the
                                               securities are subject to a
                                               minimal or low amount of
                                               credit risk.

                                       Also, purchases of municipal
                                       securities may not be designated as
                                       group sales or otherwise allocated to
                                       the account of any prohibited seller
                                       (i.e., an affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an
                                       offering where

                                       (a) the securities are offered or
                                           sold in transactions exempt from
                                           registration under Section 4(2)
                                           of the Securities Act of 1933,
                                           Rule 144A thereunder, or Rules
                                           501-508 thereunder;

                                       (b) the securities were sold to
                                           persons that the seller and any
                                           person acting on behalf of the
                                           seller reasonably believe to
                                           include qualified institutional
                                           buyers, as defined in Rule 144A
                                           ("QIBs"); and

                                       (c) the seller and any person acting
                                           on behalf of the seller
                                           reasonably believe that the
                                           securities are eligible for
                                           resale to other QIBs pursuant to
                                           Rule 144A.

Government Securities Offering         The security is issued or guaranteed
                                       as to principal or interest by the
                                       United States, or by a person
                                       controlled or supervised by and
                                       acting as an instrumentality of the
                                       Government of the United States
                                       pursuant to authority granted by the
                                       Congress of the United States; or any
                                       certificate of deposit for any of the
                                       foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.